Exhibit 10.2

                                 SHARE TRANSFER

City of Minnetonka, MN, USA                                  Date: March 3, 1997
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         THIS SHARE TRANSFER (the "Transfer") is made by and between FoodMaster
International L.L.C., a company created under the laws of the State of Delaware, U.S.A. (hereinafter referred to as "FI"), and Developed Technology Resource, Inc., a company created under the laws of the State of Minnesota, U.S.A., (hereinafter referred to as "DTR").

         WHEREAS, the Certificate On State Registration No. 171900-TOO(UY) dated July 14, 1995, issued by the Ministry Of Justice of the Republic of Kazakhstan on the name of the Company with Limited Liability FoodMaster Corporation TOO ("FoodMaster L.L.C. ") evidences that FoodMaster L.L.C. is a legal entity;

         WHEREAS, the Foundation Agreement of FoodMaster L.L.C. of February 1, 1995 (as amended) and the Charter of FoodMaster L.L.C. of February 1, 1995 (as amended) state that DTR possesses an equity share in the amount of 508 of FoodMaster L.L.C. ("Equity Share").

         NOW THEREFORE, the parties have concluded this Transfer as follows:

I. SUBJECT MATTER OF THE AGREEMENT

         DTR hereby transfers and assigns all of its rights and interest in the Equity Share to FI as of the date of this Agreement and as part of the capital contribution of DTR to FI under the terms and conditions contained in the Limited Liability Company Agreement of FI dated as of the date hereof.

II. TERMS AND CONDITIONS OF THE AGREEMENT

         2.1 FI's rights in and to the Equity Share shall arise from the moment of the conclusion of this Transfer.

         2.2 Subsequent to the date of this Transfer, DTR shall take all necessary steps to reregister the Equity Share in the name of FI, including but not limited to:

                  (a) signing and providing the letter of withdrawal from FoodMaster L.L.C.

                  (b) preparing and signing the Protocol Of The General Meeting of FoodMaster L.L.C. approving the necessary changes to the foundation documents of FoodMaster L.L.C. and other related issues, and registering new foundation documents with the Ministry of Justice.

All of the foregoing steps shall be taken to the sole satisfaction of FI.

III. REPRESENTATIONS

DTR represents and warrants that (i) DTR has full and record and beneficial title to Equity Share and the Equity Share is not encumbered with any liens, pledges or other encumbrances or rights of third parties, (ii) DTR has authority and has taken all steps necessary to enter into this Transfer and transfer the Equity Share and neither executing this Transfer or transferring the Equity Share violates or will violate any law applicable to DTR, (iii) FoodMaster L.L.C. is validly existing and properly registered in accordance with all laws applicable to it, (iv) DTR has obtained the letter of consent for this Transfer from the Ak Bulak Joint Stock Company, which is another participant in FoodMaster L.L.C., and (v) FI will obtain full legal title to the Equity Share subject to the satisfaction of the conditions set forth in Section 2.2 of this transfer.

The parties hereby agree to the foregoing by the signatures of their undersigned representatives as of the date first above written:

FOR AND ON BEHALF OF:

DEVELOPED TECHNOLOGY RESOURCE, INC.

By:
Name: John P. Hupp
Title: President

FOR AND ON BEHALF OF:

FOODMASTER INTERNATIONAL L.L.C.

By API Dairy Partners L.P., member

By Agribusiness Holding
Company L.L.C, its general partner

By:
Name: Gary N. Thompson
Title: Chief Financial Officer